Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Myson, Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended October 31, 2021 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, G. Reed Petersen, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Myson, Inc.

Date: December 9, 2021	By /s/ G. Reed Petersen
G. Reed Petersen
President, and
Chief Financial Officer
(Principal Executive and Financial Officer)